    As filed with the Securities and Exchange Commission on November 19, 2001
                                                  Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                                 NOVADIGM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                  ------------

              DELAWARE                                        22-3160347
  (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)

                             ONE INTERNATIONAL BLVD.
                                    SUITE 200
                                MAHWAH, NJ 07495
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                  ------------

                      NOVADIGM, INC. 2000 STOCK OPTION PLAN
               NOVADIGM, INC. 1999 NONSTATUTORY STOCK OPTION PLAN
                            (FULL TITLE OF THE PLANS)

                                  ------------

                                   ROBERT SIMS
                       VICE PRESIDENT AND GENERAL COUNSEL
                             ONE INTERNATIONAL BLVD.
                                    SUITE 200
                                MAHWAH, NJ 07495
                                 (201) 512-1000
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  ------------

                                   Copies to:
                             DOUGLAS H. COLLOM, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                                  ------------

                                      CALCULATION OF REGISTRATION FEE
==============================================================================================================
                                                              PROPOSED
                                                               MAXIMUM       PROPOSED MAXIMUM      AMOUNT OF
     TITLE OF EACH CLASS OF SECURITIES      AMOUNT TO BE    OFFERING PRICE       AGGREGATE        REGISTRATION
             TO BE REGISTERED                REGISTERED        PER SHARE       OFFERING PRICE         FEE
--------------------------------------------------------------------------------------------------------------
Common Stock, $.001 per share par
value: reserved but not subject to
issued and outstanding equity awards
under the  Novadigm, Inc. 2000 Stock
Option Plan                                  34,500 shares     $  8.895(1)   $    306,877.50(1)    $    76.71
--------------------------------------------------------------------------------------------------------------
Common Stock, $.001 per share par
value: subject to issued and
outstanding options under the
Novadigm, Inc. 2000 Stock Option Plan     2,012,500 shares     $  5.63(2)    $ 11,330,375.00(2)    $ 2,832.60
--------------------------------------------------------------------------------------------------------------
Common Stock, $.001 per share par
value: reserved but not subject to
issued and outstanding equity awards
under the Novadigm, Inc. 1999
Nonstatutory Stock Option Plan              109,440 shares     $  8.895(1)   $    973,468.80(1)    $   243.37
--------------------------------------------------------------------------------------------------------------
Common Stock, $.001 per share par
value: subject to issued and
outstanding options under the
Novadigm, Inc. 1999 Nonstatutory
Stock Option Plan                         1,140,560 shares     $ 10.94(3)    $ 12,477,726.40(3)    $ 3,119.43
==============================================================================================================

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high ($9.20) and low ($8.59) prices of the Common Stock as reported on the Nasdaq National Market on November 14, 2001.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The proposed maximum offering price per share represents the weighted average exercise price of $5.63 of options outstanding as of the date hereof.

(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The proposed maximum offering price per share represents the weighted average exercise price of $10.94 of options outstanding as of the date hereof.

================================================================================

PART II:       INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        Novadigm, Inc. hereby incorporates by reference in this registration statement the following documents:

        1. Novadigm's Annual Report on Form 10-K for the fiscal year ended March 31, 2001;

        2. Novadigm's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001;

        3. Novadigm's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

        4. The description of Novadigm's common stock contained in its Registration Statement on Form 8-A as filed with the SEC on May 25, 1995.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this registration statement which indicates that all Securities offered hereby have been sold or which deregisters all Securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

        Article Eight of Novadigm's Certificate of Incorporation, as amended, provides for the indemnification of directors to the fullest extent permitted under Delaware law.

        Article VI of Novadigm's Bylaws, as amended, provides for the indemnification of officers, directors and third parties acting on behalf of the corporation to the fullest extent permitted under the General Corporation Law of Delaware.

        Novadigm has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in Novadigm's Bylaws and Certificate of Incorporation, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Novadigm pursuant to the foregoing provisions, Novadigm has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        At present, there is no pending litigation or proceeding involving a director, officer, employee, or other agent of Novadigm in which indemnification is being sought, nor is Novadigm aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee, or other agent of Novadigm.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

        EXHIBIT
        NUMBER                                 DOCUMENTS
        -------                                ---------
          4.1     Novadigm, Inc. 2000 Stock Plan and form of agreement
                  thereunder

          4.2 Novadigm, Inc. 1999 Nonstatutory Stock Option Plan and form of agreement thereunder

          5.1 Opinion of counsel as to legality of securities being registered

         23.1     Consent of Counsel (contained in Exhibit 5.1)

         23.2     Consent of Independent Public Accountants

         24.1     Power of Attorney (see page II-7)

ITEM 9. UNDERTAKINGS

        (a) Rule 415 offering The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

        (b) Filing incorporating subsequent Exchange Act documents by reference

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Request for acceleration of effective date or filing of registration statement on Form S-8

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (d) Incorporated annual and quarterly reports.

            The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent of given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mahwah, State of New Jersey, on this 15th day of November, 2001.



                                         NOVADIGM, INC.


                                         By: /s/ Wallace D. Ruiz
                                             -----------------------------------
                                             Wallace D. Ruiz
                                             Vice President, Treasurer and Chief
                                             Financial Officer

                                POWER OF ATTORNEY


        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Albion Fitzgerald and Wallace Ruiz, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

               SIGNATURE                                  TITLE                         DATE
-------------------------------------     -------------------------------------   -----------------


/s/ Albion J. Fitzgerald                  Chief Executive Officer and Chairman    November 15, 2001
-------------------------------------     (Principal Executive Officer)
Albion J. Fitzgerald


/s/ Wallace D. Ruiz                       Vice President, Treasurer and Chief     November 15, 2001
-------------------------------------     Financial Officer (Principal Financial
Wallace D. Ruiz                           and Accounting Officer)


/s/ Robert B. Anderson                    Director,  Executive  Vice  President   November 15, 2001
-------------------------------------     and Secretary
Robert B. Anderson


/s/ H. Kent Petzold                       Director                                November 15, 2001
-------------------------------------
H. Kent Petzold


/s/ Deborah Doyle McWhinney               Director                                November 15, 2001
-------------------------------------
Deborah Doyle McWhinney


/s/ Robert H. Forney                      Director                                November 15, 2001
-------------------------------------
Robert H. Forney

                                 NOVADIGM, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                                 DOCUMENTS
-------                                ---------
  4.1     Novadigm, Inc. 2000 Stock Plan and form of agreement thereunder

  4.2 Novadigm, Inc. 1999 Nonstatutory Stock Option Plan and form of agreement thereunder

  5.1     Opinion of counsel as to legality of securities being registered

 23.1     Consent of Counsel (contained in Exhibit 5.1)

 23.2     Consent of Independent Public Accountants

 24.1     Power of Attorney (see page II-7)